EXHIBIT 1.A.(13)(v)

[ ] Pruco Life Insurance Company
[X] Pruco Life Insurance Company of New Jersey


Insured                                    Rider for Policy No.

          John Doe                                     XX XXX XXX
_______________________________________    ____________________________________

This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the issue date of the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made to us at the time. The period during which we will have that right will be the period we state under Incontestability in this contract; it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the issue date of the earlier contract.


                             RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT ON THE CONTRACT DATE

                             Signed for the Company,

                             By /s/ [SPECIMEN]
                                      Secretary


-----------
PLIY 29--82                                                    Printed in U.S.A.
-----------

                                     II-224